Exhibit 99.3

Unaudited Pro Forma Financial Information

Unaudited Pro Forma Financial Information

On May 31, 2011, ExlService Holdings, Inc. (the “Company” or “EXL”) completed its acquisition of Business Process Outsourcing, Inc., a Delaware corporation formerly organized as a Cayman Islands exempted company (“OPI”), pursuant to a Merger Agreement, dated as of April 30, 2011 (the “Merger Agreement”), with F&A BPO Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of EXL (“Merger Sub”), OPI and Shareholder Representative Services LLC, a Colorado limited liability company. Under the terms of the Merger Agreement, Merger Sub merged with and into OPI and OPI survived as a wholly owned subsidiary of EXL (the “Merger”).

The aggregate consideration paid to OPI’s former stockholders in the Merger was $91 million in cash excluding adjustments based on OPI’s working capital, debt and certain expenses incurred by OPI in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Merger Consideration”). Pursuant to the Merger Agreement, a portion of the Merger Consideration was placed into escrow as security for the indemnification obligations of OPI’s stockholders.

The unaudited pro forma condensed combined balance sheet is presented as if the acquisition of OPI had occurred on March 31, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and the three months ended March 31, 2011 illustrate the effect of the acquisition of OPI had it occurred on January 1, 2010, and were derived from the historical audited consolidated statement of operations for OPI for the year ended December 31, 2010 and the unaudited historical consolidated statement of operations for the three months ended March 31, 2011, combined with the Company’s historical audited consolidated statement of operations for the year ended December 31, 2010 and the unaudited consolidated statement of operations for the three months ended March 31, 2011, respectively, with merger-related adjustments reflected in each of the periods presented.

The preliminary allocation of the purchase price for the acquisition of OPI used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates and assumptions. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with its acquisition of OPI.

The unaudited pro forma condensed combined financial statements, including the notes thereto, do not reflect any potential cost savings or other synergies that could result from the combined operations of the Company and OPI. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that would have been achieved if the Merger had been consummated on the date indicated.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and other financial information pertaining to the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 16, 2011, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which was filed with the SEC on May 10, 2011, as well as OPI historical financial statements for the year ended December 31, 2010 and the quarter ended March 31, 2011 and 2010, included as Exhibit 99.2 in this Current Report on Form 8-K/A.

EXLSERVICE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2011

(in thousands, except share and per share amounts)

	EXL	OPI	Pro Forma Adjustments	Notes(1)		Pro Forma Combined

Assets
Cash and cash equivalents	$112,543	$16,452	$(69,840)	(a)		$59,155
Other current assets	64,478	11,308	—			75,786
Fixed assets, net	37,530	9,753	—			47,283
Intangible assets, net	17,956	—	22,600	(b)		40,556
Goodwill	43,411	1,976	54,604	(b)		99,991
Deferred tax assets, net	15,353	741	1,250	(c)		17,344
Other assets	20,220	4,492	—			24,712

Total assets	$311,491	$44,722	$8,614			$364,827

Liabilities and Stockholders’ Equity
Current liabilities	$44,137	$11,483	$1,312	(a) (d) (e)		$56,932
Short-term borrowings	—	390	30,000	(f)		30,390
Current portion of capital lease obligations	222	2,237	—			2,459
Capital lease obligations, less current portion	389	5,832	—			6,221
Other non-current liabilities	6,420	2,652	—			9,072

Total liabilities	51,168	22,594	31,312			105,074

Preferred stock	—	11	(11)	(g)		—
Stockholders’ equity:
Common stock	30	10	(10)	(g	)	30
Retained earnings/(Accumulated deficit)	120,627	(8,839)	8,269	(g) (e)		120,057
Other equity	139,646	30,946	(30,946)	(g	)	139,646

Stockholders’ equity	260,303	22,128	(22,698)			259,733
Non-controlling interest	20	—	—			20

Total stockholders’ equity	260,323	22,128	(22,698)			259,753

Total liabilities and stockholders’ equity	$311,491	$44,722	$8,614			$364,827

(1)	Refer to note 3.

See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements.

EXLSERVICE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except share and per share amounts)

	EXL	OPI(1)	Pro Forma Adjustments	Notes(2)	Pro Forma Combined
Revenues	$252,753	$76,095	$—		$328,848
Cost of revenues (exclusive of depreciation and amortization)	151,285	53,699	16	(i)	205,000

Gross profit	101,468	22,396	(16)		123,848

Operating expenses:
General and administrative expenses	40,278	7,092	(645)	(i)	46,725
Selling and marketing expenses	18,832	5,716	—		24,548
Depreciation and amortization	15,835	3,589	3,313	(i)	22,737

Total operating expenses	74,945	16,397	2,668		94,010

Income from operations	26,523	5,999	(2,684)		29,838
Other income:
Foreign exchange gain	4,199	245	—		4,444
Interest and other income, net	1,367	476	(862)	(j) (k)	981

Income before income taxes	32,089	6,720	(3,546)		35,263
Income tax provision	5,497	451	569	(l)	6,517

Net income	$26,592	$6,269	$(4,115)		$28,746

Earnings per share:
Basic	$0.91				$0.98
Diluted:	$0.88				$0.95
Weighted-average number of shares used in computing earnings per share:
Basic	29,281,364				29,281,364
Diluted	30,388,520				30,388,520

(1)	Refer to note 3(h).
(2)	Refer to note 3.

See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements.

EXLSERVICE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(in thousands, except share and per share amounts)

	EXL	OPI	Pro Forma Adjustments	Notes(1)	Pro Forma Combined
Revenues	$72,907	$21,834	$—		$94,741
Cost of revenues (exclusive of depreciation and amortization)	44,219	15,546	22	(i)	59,787

Gross profit	28,688	6,288	(22)		34,954

Operating expenses:
General and administrative expenses	10,471	2,072	(890)	(i)	11,653
Selling and marketing expenses	5,857	1,338			7,195
Depreciation and amortization	4,852	844	828	(i)	6,524

Total operating expenses	21,180	4,254	(62)		25,372

Income from operations	7,508	2,034	40		9,582
Other income:
Foreign exchange gain	1,648	36	—		1,684
Interest and other income, net	325	74	(165)	(j) (k)	234

Income before income taxes	9,481	2,144	(125)		11,500
Income tax provision	1,120	138	129	(l)	1,387

Net income	$8,361	$2,006	$(254)		$10,113

Earnings per share:
Basic	$0.28				$0.34
Diluted	$0.27				$0.33
Weighted-average number of shares used in computing earnings per share:
Basic	29,620,218				29,620,218
Diluted	30,911,066				30,911,066

(1)	Refer to note 3.

See accompanying Notes to the Pro Forma Condensed Combined Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(Amounts in thousands)

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma combined condensed balance sheet as of March 31, 2011 is based on the historical financial statements of the Company and OPI after giving effect to the Company’s acquisition of OPI. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition of OPI had occurred on March 31, 2011.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 is based on the historical financial statements of the Company and historical financial statements for OPI after giving effect to the acquisition adjustments. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2011 is based on the historical financial statements of the Company and OPI after giving effect to the acquisition adjustments. The unaudited pro forma condensed combined statements of operations are presented as if the acquisitions of OPI had occurred on January 1, 2010 with merger–related adjustments reflected in each of the periods presented.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board Accounting Standards Codification 805 (“ASC 805”), “Business Combinations”. In accordance with ASC 805, the Company recognizes separately from goodwill, the identifiable assets acquired and the liabilities assumed, generally at the acquisition date fair value as defined by ASC 820, “Fair Value Measurements and Disclosures”. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed. These allocations reflect various preliminary estimates and analyses, including preliminary work performed by third party valuation specialists, and are subject to change during the purchase price allocation period (generally one year from the acquisition date) as valuations are finalized.

NOTE 2. OPI ACQUISITION

On May 31, 2011, EXL completed its acquisition of OPI, pursuant to the Merger Agreement, dated as of April 30, 2011, with Merger Sub, OPI and Shareholder Representative Services LLC, a Colorado limited liability company. Under the terms of the Merger Agreement, Merger Sub merged with and into OPI and OPI survived as a wholly owned subsidiary of EXL (the “Merger”).

The aggregate consideration paid to OPI’s former stockholders in the Merger was $91,000 in cash excluding adjustments based on OPI’s working capital, debt and certain expenses incurred by OPI in connection with the consummation of the transactions contemplated by the Merger Agreement (the “Merger Consideration”). Pursuant to the Merger Agreement, a portion of the Merger Consideration was placed into escrow as security for the indemnification obligations of OPI’s stockholders.

The total estimated purchase price of the acquisition is as follows:

Enterprise Value		$91,000
Less:	OPI debt as of the acquisition date	(7,045)
Add:	Estimated working capital baseline and other adjustments as of the acquisition date	16,956

Total estimated purchase price		$100,911

The total estimated purchase price includes approximately $1,071, payable to OPI shareholders after finalization of working capital adjustments.

Preliminary Purchase Price Allocation

Pursuant to the Company’s business combinations accounting policy, the total preliminary purchase price for OPI was allocated to the preliminary net tangible and intangible assets based upon their preliminary fair values as set forth below. The excess of the preliminary purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill. The Company acquired OPI to strengthen its position as a provider of finance and accounting services. The Company’s finance and accounting outsourcing and transformation capabilities complement OPI’s end-to-end finance and accounting outsourcing capabilities and proprietary platforms. The Merger also furthers the Company’s strategic objective of leveraging technology and proprietary intellectual property in its service offerings. These factors contributed to a purchase price in excess of the fair value of the OPI net tangible and intangible assets acquired, and as a result, the Company has recorded goodwill in connection with this transaction.

The Company’s preliminary purchase price allocation for OPI is as follows:

Net tangible assets (liabilities)	$22,128
Adjustment to recognize assets and liabilities at fair value, except deferred income taxes which are recognized in accordance with ASC 740
Other current liabilities	329
Deferred tax assets	9,049
Deferred tax liabilities	(7,799)
Identifiable intangible assets:
Customer relationships	16,600
Favorable lease	3,100
Trade name and trademarks	1,800
Non-compete agreements	1,100
Goodwill*	54,604

Total purchase price	$100,911

*	Includes $14,000 deposited in an escrow account in connection with the acquisition and $1,071 payable to OPI shareholders after finalization of working capital adjustments.

The preliminary purchase price allocation is based on preliminary estimates and assumptions, and is subject to change during the purchase price measurement period as the Company finalizes the valuations of the tangible and intangible assets.

NOTE 3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined balance sheets and statements of operations give effect to the following pro forma adjustments:

a.	Adjustment to record the payout of cash consideration of approximately $99,840 related to the acquisition of OPI, offset by short-term borrowings of $30,000 under the Company’s revolver credit facility. Total estimated purchase price include $1,071 payable to OPI shareholders after finalization of working capital adjustments.

b.	Adjustment to record the fair value of identifiable intangible assets and goodwill, including the income tax effects, resulting from the Merger. See note 2 above.

c.	Adjustment to record deferred tax assets of $9,049, primarily related to the release of the valuation allowance on net operating loss carry-forwards, offset by a deferred tax liability of $7,799 recorded on intangible assets recorded in connection with the Merger.

d.	Adjustment to record the reduction in vacation accrual liability of $329.

e.	Adjustment for direct merger-related costs of $570 incurred by the Company post March 31, 2011 in connection with the Merger. The merger-related costs are expensed in the period they are incurred and have not been considered in the pro forma condensed combined statement of operations. However, they have been considered for the pro forma condensed combined balance sheet adjustments.

f.	Adjustment for short-term borrowings of $30,000 under the Company’s revolver credit facility in connection with the Merger.

g.	Adjustment to eliminate OPI’s historical equity balances.

h.	Adjustment to reclassify $12,577 of certain costs of OPI from general and administrative expenses to cost of revenues ($6,861) and selling and marketing expenses ($5,716) to conform to the Company’s presentation.

i.	Adjustments to:

•	increase stock-based compensation expense as a result of the Company granting restricted stock to former OPI employees on their hire date, May 31, 2011;

•

amortize identifiable intangible assets recognized from the acquisition of OPI. The pro forma adjustment assumes that the identifiable intangibles will be amortized on a straight-line basis over their estimated lives; and

•

reflect merger-related transaction costs including advisory and legal fees incurred for the year ended December 31, 2010 and for the three months ended March 31, 2011, which are directly attributable to the Merger, but which are not expected to have a continuing impact on the combined entity’s results.

Below is the summary of the adjustments specified above:

	Pro Forma Expense Adjustments
	For the Year Ended December 31, 2010
	Stock-based compensation	Amortization of intangible assets	Merger- related costs	Total

Cost of revenues	$16	$—	$—	$16
General and administrative	16	—	(661)	(645)
Depreciation and amortization	—	3,313	—	3,313

Total	$32	$3,313	$(661)	$2,684

	Pro Forma Expense Adjustments
	For the Three Months Ended March 31, 2011
	Stock-based compensation	Amortization of intangible assets	Merger- related costs	Total

Cost of revenues	$22	$—	$—	$22
General and administrative	22	—	(912)	(890)
Depreciation and amortization	—	828	—	828

Total	$44	$828	$(912)	$(40)

j.	Adjustment to record a reduction in estimated interest income earned of $336 for the year ended December 31, 2010 and $84 for the three months ended March 31, 2011 at an assumed rate of approximately 0.55% on cash and cash equivalents as a result of the cash payments associated with the Company’s acquisition of OPI.

k.	Adjustment to record an increase in estimated interest expense of $526 including the amortization of deferred financing costs for the year ended December 31, 2010 and $81 for the three months ended March 31, 2011 as a result of the short-term borrowing by the Company of $30,000 under the Company’s revolver credit facility in connection with the acquisition. The estimate is based on the assumption that the short-term borrowing is being repaid within a year.

l.	Adjustment represents changes to income tax expense as a result of the consummation of this transaction. Had the Company acquired OPI on January 1, 2010, the income-tax expense for the year ended December 31, 2010 and for the three months ended March 31, 2011 would have increased by approximately $568 and $129, respectively. The increase in income tax expense is primarily due to deferred tax expense on utilization of net operating loss in the respective periods.